UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14. 2009

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Commercial Street

Box 130

Atchison, Kansas 66002

 (Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry Into a Material Definitive Agreement.

The information contained in Item 5.02 of this Current Report on Form 8-K, including Exhibits 10.1 filed pursuant to Item 9.01, is incorporated herein by reference.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

David Harbert has joined the Company as Interim Chief Financial Officer and Robert Zonneveld, the Company’s outgoing Chief Financial Officer, has stepped down, effective April 17,  to pursue other opportunities.   Mr. Harbert, age 67, is a partner of Tatum, LLC (“Tatum”), an executive services firm. Prior to joining the Company, Mr. Harbert had served as interim chief financial officer for several companies, as follows.

•                  From February to May, 2008, he served as Interim Chief Financial Officer for Arclin, Inc., a  private manufacturer of specialty chemicals with annual revenues of approximately $700 million.

•                  From December 2006 to September 2007, he served as Interim Chief Financial Officer of Dura Automotive Systems, Inc, a NASDAQ global auto parts manufacturer with annual revenues of approximately $2 billion.

•                  From September 2006 to November 2006,  he served as Interim Chief Financial Officer of  DNK Management, a specialty retailer with stores in the Midwest and East.

•                  From February 2006 to August 2006, he served as Interim Chief Financial Officer for Truck Bodies & Equipment International, a manufacturer of dump truck bodies and hoists with annual revenues of approximately $250 million.

•                  From February to June of 2005, and from November 2005 to February 2006, he served as Interim Chief Financial Officer for Wausau Financial Systems, Inc., a provider of enterprise transaction processing solutions for financial institutions with annual revenues of approximately $100 million.

•                  From April 2004 to January 2005, he served as Interim Chief Financial Officer  of CCC Information Services Group, Inc., a NASDAQ supplier of software solutions to the automotive collision repair market with annual revenues of approximately $200 million.

From 1994 to 2003, Mr. Harbert served as Chief Financial Officer or Interim Chief Financial Officer  for several Citigroup Venture Capital Portfolio companies, including FastenTech, Inc., Paper-Pak Products, Inc. and Delco Remy International, Inc.  Mr. Harbert has a Bachelor of Science and Master of Science in Accounting.  There is no family relationship between Mr. Harbert and any of the Company’s directors or executive officers.

In connection  with Mr. Harbert’s retention as Interim Chief Financial Officer, the Company and Tatum entered into an Interim Services Agreement, dated as of April 14, 2009, pursuant to which Mr. Harbert will serve as the Company’s Interim Chief Financial Officer, commencing April 20, 2009,  for a minimum term of 3 months unless sooner terminated by either party.  A copy of the Interim  Services Agreement, which sets forth the payment and other terms pursuant to which Mr. Harbert will serve, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Interim  Services Agreement, dated as of April 14, 2009, by and between Tatum, LLC and  MGP Ingredients, Inc.

MGP INGREDIENTS, INC.

Date: April 20, 2009	By	/s/ Timothy W. Newkirk
President & Chief Executive Officer